Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol:  VGZ
Toronto and American Stock Exchanges

NEWS

Vista Gold Corp. Announces Spin-Off of its Nevada Assets and Concurrent Acquisition of Nevada Assets Held by the Pescio Group

Denver, Colorado July 10, 2006 — Vista Gold Corp. (TSX & AMEX: VGZ) is pleased to announce that it has entered into a binding letter of intent with Carl and Janet Pescio, Greg Hryhorchuk and Robert Lipsett (together, the “Pescio Group”), pursuant to which, Vista will spin off its existing Nevada properties into a new publicly-listed company (“Newco”) that will, concurrently with the spin-off, acquire the Nevada mining properties of the Pescio Group. The transaction will be completed by way of a court-approved plan of arrangement under the Business Corporations Act (Yukon). Vista management believes that the combined properties of Vista and the Pescio Group would represent one of the largest exploration packages ever assembled in Nevada with approximately 190,000 acres of prospective patented and unpatented mining claims. The transaction is subject to, among other things, court, shareholder and regulatory approvals.

Details of the Transaction

Under the transaction, Vista’s shareholders will exchange their current common shares of Vista for common shares of Newco and new common shares of Vista. The effect of the transaction on existing outstanding options and warrants to acquire shares of Vista will be described in the information circular for the special meeting of shareholders to approve the transaction.

Completion of the transaction is subject to a number of conditions including: (a) completion of due diligence by all parties; (b) the execution and delivery of a definitive agreement by all parties; (c) receipt of all required court, shareholder, regulatory and third party approvals; (d) receipt of approval by the board of directors of Vista and its independent committee; and (e) certain other customary conditions. In addition, in order to fund the cash consideration to the Pescio Group (as described below) and its ongoing business, it is anticipated that Newco will raise at least US$40 million through a private placement equity financing which will close concurrently with the completion of the transaction described above.

Under the terms of the proposed transaction, approximately 60% of the total consideration payable by Newco in respect of the asset acquisitions would be paid to Vista or its security holders and approximately 40% would be paid to the Pescio Group. The consideration payable to Vista and its security holders will consist of securities of Newco. The consideration payable to the Pescio Group will consist of shares of Newco and US$15 million in cash. Vista has retained Sprott Securities Inc. of Toronto, Ontario, an independent investment banking firm, to provide it with a fairness opinion in respect of the proposed transaction.

The parties are working towards completing a definitive agreement after which, Vista expects to deliver to shareholders an information circular, which will fully describe the proposed transaction, in connection with a special meeting of shareholders which will be held to approve the transaction. If all conditions are satisfied or waived, the parties expect closing of the transaction to occur by mid September 2006.

The Pescio Group’s Properties

The Pescio Group is the underlying landowner and royalty holder on 53 mineral properties in north central Nevada covering approximately 139,000 acres. Over a fifteen-year period, geologist Carl Pescio assembled the property portfolio, approximately one-half of which is in the principal Nevada gold trends of Carlin, Cortez and Battle Mountain. All of the properties are optioned to junior and major companies and the Pescio Group’s retained royalty interest averages 3.6% on the properties. The Pescio Group’s retained royalty interests realized US$1.6 million in advance minimum royalty revenues in 2005 and according to the option agreements, the advance minimum royalty payments are scheduled to increase in the future. Vista understands that: technical reports compliant with Canadian National Instrument 43-101 have been completed for 25 of these properties, including two properties for which gold resource estimates conforming to NI 43-101 standards have been completed and one property for which historical gold resource estimates have been completed. Further details regarding these properties will be contained in the information circular for the special meeting of shareholders to be held to approve the proposed transaction.

Vista’s Nevada Properties

As previously announced, including the Hycroft Mine, Vista owns six properties in Nevada with measured and indicated gold resources totaling 3.3 million ounces plus inferred gold resources totaling 1.6 million ounces. The Hycroft Mine is positioned to resume production at current gold prices. As a result of Vista’s acquisition of F.W. Lewis, Inc. in December 2005, Vista also controls 53 exploration properties in Nevada of which three properties are farmed out for exploration under options to purchase. The three options to purchase currently provide Vista with income of approximately US$53,000 per year. Vista’s 59 Nevada properties total approximately 51,000 acres of patented and unpatented mining claims.

Rationale for the Transaction

Vista believes that the current market price of its securities does not adequately reflect the underlying value of its Nevada properties. By spinning these Nevada assets off into Newco and adding the Nevada-based assets of the Pescio Group to create a single, Nevada-focused gold company, Vista believes that its shareholders will be more likely to realize the value of those underlying assets over time.

Newco’s business plan will involve using the best available management and geologic talent to expand existing discoveries, with the initial priority and emphasis to be placed on the evaluation of the deeper, high-grade potential at Hycroft and to generate drill-ready targets for substantial exploration programs. Development of the existing Hycroft reserve may be deferred until the drill program and evaluation of the potentially larger resource are completed.

A management team comprised of Nevada-experienced exploration geologists and personnel together with a well-proven group of experienced and committed directors, including Carl Pescio, are being assembled to direct the activities of Newco. Over the next few weeks, Vista will provide shareholders and investors with more comprehensive information on the properties, plans, management and board of Newco.

Mike Richings, Vista President and CEO commented: “The package of properties assembled by Carl Pescio cannot be replicated. The option agreements with the advance minimum royalty payments will generate future revenues, while significant exploration programs are undertaken. We believe that the steps we are taking to put Mr. Pescio’s land holdings together with Vista’s assets in Nevada will increase the total value of the investment shareholders have made in Vista. If the transaction is completed, Vista shareholders will own shares in both Vista and Newco and we believe both companies will be more likely to be fully valued by the market than if all the properties were held together in one company.”

“Vista, with its strong balance sheet, will continue to focus on increasing and adding value to our excellent portfolio of properties. Remaining in Vista will be seven properties containing a total of 9.7 million ounces of gold in measured and indicated resources with an additional 3.6 million ounces of gold in inferred resources. These include two properties which are well advanced: Paredones Amarillos in Baja California Sur, Mexico,

with 1.6 million ounces of gold of contained reserves with an estimated cash operating cost of $292 per gold ounce; and Mt. Todd in the Northern Territory, Australia, which contains a total of 1.8 million ounces of gold in measured and indicated resources and 1.5 million ounces of gold in inferred resources. Vista is currently undertaking an update of the permits and infrastructure requirements at Paredones Amarillos and preliminary economic and technical studies on Mt. Todd.”

“I look forward to presenting our shareholders and investors the details of our plans in the near future, and introducing Newco’s well-qualified management and board team which we are assembling to execute the plan.”

About Vista Gold Corp.

Vista Gold Corp., based in Littleton, Colorado, evaluates and acquires gold projects with defined gold resources. Additional exploration and technical studies are undertaken to maximize the value of the projects for eventual development. The Corporation’s holdings include the Maverick Springs, Mountain View, Hasbrouck, Three Hills, Wildcat projects, the F.W. Lewis, Inc. properties and the Hycroft mine, all in Nevada, the Long Valley project in California, the Yellow Pine project in Idaho, the Paredones Amarillos and Guadalupe de Los Reyes projects in Mexico, the Mt. Todd project in Australia, the Amayapampa project in Bolivia and the Awak Mas project in Indonesia.

Cautionary Notes to U.S. Investors Concerning Reserve and Resource Estimates

The estimates of mineral reserves shown in this press release have been prepared in accordance with Canadian National Instrument 43-101. The definitions of proven and probable reserves used in NI 43-101 differ from the definitions in SEC Industry Guide 7. Accordingly, the disclosure of mineral reserves herein may not be comparable to information from U.S. companies subject to the SEC’s reporting and disclosure requirements.

This press release uses the term “measured and indicated resources”. We advise U.S. investors that while this term is recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize it. U.S. investors are cautioned not to assume that any part or all of mineral deposits in this category will ever be converted into reserves.

This press release also uses the term “inferred resources”. We advise U.S. investors that while this term is recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize it. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility studies, except in rare cases. U.S. investors are cautioned not to assume that any part or all of an inferred resource exists or is economically or legally minable.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as future business strategy, competitive strengths, goals, expansion and growth of Vista’s or Newco’s businesses, operations, plans and other such matters are forward-looking statements. When used in this press release, the words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements. The statements made in this press release about the anticipated impact the contemplated transaction described herein may have on the operations of Vista or Newco, as well as the benefits expected to result from the contemplated transaction, are forward-looking statements. Other forward-looking statements include but are not limited to those with respect to future financings, reserve and resource estimates and production costs. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista and Newco, including anticipated consequences of the contemplated transaction described herein, to be materially different from any future risks, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks that Vista’s or Newco’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; potential effects on Vista’s  or Newco’s operations of environmental regulations in the countries in which they operate; and uncertainty of being able to raise capital on favorable terms, as well as those factors discussed in the Corporation’s latest Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission. Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Vista assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact Greg Marlier at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com